                                                               File No. ________
     As filed with the Securities and Exchange Commission on July 1, 1999.
________________________________________________________________________________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ___________________________

                               SAUL CENTERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

Maryland                                               52-1833074
(State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation or Organization)                  Identification No.)

              8401 Connecticut Avenue, Chevy Chase, Maryland 20815
                    (Address of Principal Executive Offices)

                               SAUL CENTERS, INC.
               DEFERRED COMPENSATION AND STOCK PLAN FOR DIRECTORS
                           (Full Title of the Plan)

                                 Henry Ravenel
                       Vice President, Saul Centers, Inc.
                            8401 Connecticut Avenue
                          Chevy Chase, Maryland 20815
                    (Name and Address of Agent for Service)
                                 (301) 986-6207
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                              Thomas H. McCormick
                               Patrick T. Connors
                                  Shaw Pittman
                              2300 N Street, N.W.
                            Washington, D.C.  20037

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum    Proposed Maximum
       Title of Securities          Amount to be    Offering Price    Aggregate Offering        Amount of
        to be Registered           Registered (1)    Per Share (2)         Price (2)       Registration Fee (3)
--------------------------------------------------------------------------------------------------------------
Common Stock,                      50,000 shares       $16.94             $847,000               $235.47
$.01 par value per share
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 429, any prospectus relating hereto also relates to shares previously registered under Form S-8 Registration Statement No. 333-3052. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Saul Centers, Inc. Deferred Compensation and Stock Plan For Directors by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(c), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant's Common Stock on June 28, 1999, as reported by the New York Stock Exchange.

(3) Does not include 7,181 shares of Common Stock, $.01 par value per share, previously registered under Registration Statement No. 333-3052. A registration fee of $33.82 was previously paid with respect to such amount.

             INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

     This registration statement relates to the registration of additional shares of the same class as other securities for which a registration statement filed on this form relating to the Saul Centers, Inc. Deferred Compensation and Stock Plan For Directors is effective (No. 333-3052). The contents of registration statement No. 333-3052 are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  8.   Exhibits. (Item Number as per Item 601 of Regulation S-K)

     5 Opinion of Shaw Pittman (including consent) with respect to legality of the Common Stock registered hereunder (filed herewith).

     23.a   Consent of Arthur Andersen LLP (filed herewith).

     24     Power of Attorney (included in signature page).

     99     Deferred Compensation and Stock Plan For Directors
            (As Amended March 18, 1999)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chevy Chase, Maryland, on this 18/th/ day of March 1999.


                                             SAUL CENTERS, INC.,
                                             a Maryland corporation
                                             (Registrant)


                                             By:    /s/ B. Francis Saul II
                                                    --------------------------
                                                    B. Francis Saul II
                                                    Chairman of the Board and
                                                    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated:

             Signature                                Title                                   Date
             ---------                                -----                                   ----
/s/ Scott V. Schneider                    Senior Vice President, Chief                   March 18, 1999
------------------------------------
Scott V. Schneider                       Financial Officer, Treasurer and
                                         Secretary (Principal Financial
                                                    Officer)


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott V. Schneider and Philip D. Caraci, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                             Title                            Date
           ---------                             -----                            ----
/s/ B. Francis Saul II            Chairman of the Board and              March 18, 1999
--------------------------------
B. Francis Saul II                Chief Executive Officer (Principal
                                  Executive Officer)

/s/ Philip D. Caraci              President and Director
--------------------------------                                         March 18, 1999
Philip D. Caraci

/s/ Gilbert M. Grosvenor          Director                               March 18, 1999
--------------------------------
Gilbert M. Grosvenor

/s/ Philip C. Jackson, Jr.        Director                               March 18, 1999
--------------------------------
Philip C. Jackson, Jr.

/s/ Paul X. Kelley                Director
--------------------------------                                         March 18, 1999
General Paul X. Kelley
USMC (Ret.)

/s/ Charles R. Longsworth         Director                               March 18, 1999
--------------------------------
Charles R. Longsworth

                                     II-3



           Signature                 Title                                Date
           ---------                 -----                                ----
/s/ Patrick F. Noonan             Director                               March 18, 1999
--------------------------------
Patrick F. Noonan

/s/ B. Francis Saul III           Director                               March 18, 1999
--------------------------------
B. Francis Saul III

/s/ Mark Sullivan III             Director                               March 18, 1999
--------------------------------
Mark Sullivan III

/s/ James W. Symington            Director                               March 18, 1999
--------------------------------
James W. Symington


/s/ John R. Whitmore              Director                               March 18, 1999
--------------------------------
John R. Whitmore

                                 EXHIBIT INDEX


Exhibit
Number                      Description
5                           Opinion of Shaw Pittman (including consent) with respect to legality

23.a                        Consent of Arthur Andersen LLP

24                          Power of Attorney (included in signature page)

99                          Deferred Compensation and Stock Plan For
                            Directors (As Amended March 18, 1999)


                                     II-5